EXHIBIT (8)(t)(10)

AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT DATED

MAY 16, 2014 (HUNTINGTON)

SCHEDULE A

TO

PARTICIPATION AGREEMENT AMONG

THE HUNTINGTON FUNDS,

UNIFIED FINANCIAL SECURITIES, INC.,

HUNTINGTON ASSET ADVISORS, INC.,

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

AND

TRANSAMERICA LIFE INSURANCE COMPANY

Revised May 16, 2014

Separate Accounts:

Retirement Builder Variable Annuity Account

Separate Account VA B

Contracts:

Huntington Allstar Select

Huntington LandmarkSM

Applicable Funds:

Huntington VA Dividend Capture Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Mid Corp America Fund

Huntington VA Situs Fund

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